UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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FREMONT MICHIGAN INSURACORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

FREMONT MICHIGAN INSURACORP, INC. FREMONT, MICHIGAN 49412

To Be Held May 14, 2009

Mailed to Security Holders April 2, 2009

Fremont Michigan InsuraCorp, Inc.

933 East Main Street

Fremont, Michigan 49412-9753

April 2, 2009

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of Fremont Michigan InsuraCorp, Inc. will be held Thursday, May 14, 2009, at 10:00 a.m., local time, at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412. The matters to be acted upon at the meeting are:

(a)	The election of four Class III directors;

(b)	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

(c)	Such other matters as may properly come before the Fremont Michigan InsuraCorp, Inc. annual meeting or any adjournment thereof.

The proxy statement and the enclosed form of proxy are being furnished to shareholders on or about April 2, 2009. Please review the enclosed material and sign, date and return the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

I look forward to seeing you at the annual meeting.

Respectfully yours,

Richard E. Dunning

President and Chief Executive Officer

IMPORTANT – PLEASE VOTE PROMPTLY

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE

MEETING, SHAREHOLDERS ARE URGED TO VOTE, SIGN, DATE AND

RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID

ENVELOPE. YOUR PROMPT RESPONSE IS APPRECIATED.

Fremont Michigan InsuraCorp, Inc.

933 East Main Street

Fremont, Michigan 49412-9753

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2009

To The Shareholders:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of Fremont Michigan InsuraCorp, Inc. will be held at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412, on May 9, 2009, at 10:00 a.m., local time, for the purpose of considering and voting on the following matters:

1.	Election of four Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

2.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009 (Matter No. 2); and

3.	Such other matters as may properly come before the Fremont Michigan InsuraCorp, Inc. annual meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 23, 2009, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Respectfully yours,

Donald E. Bradford

Corporate Secretary

Fremont, Michigan

April 2, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held May 14, 2009:

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the Year Ending December 31, 2008 included with this Notice, are also available on the Internet at: http://www.cfpproxy.com/5722

Should you desire to attend the meeting and vote in person, directions to the Dogwood Center for the Performing Arts are available at http://maps.google.com and other mapping services.

Fremont Michigan InsuraCorp, Inc.

933 East Main Street

Fremont, Michigan 49412

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

GENERAL

Introduction

This proxy statement and enclosed proxy card are being mailed to the shareholders of Fremont Michigan InsuraCorp, Inc. (“Fremont” or the “Company”) on or about April 2, 2009, in connection with the solicitation of proxies by the Board of Directors of Fremont. The proxies will be voted at the Annual Meeting of Shareholders of Fremont to be held on Thursday, May 14, 2009, at 10:00 a.m., local time, at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412 (the “Annual Meeting”). Fremont’s Annual Report on Form 10-K for the year ended December 31, 2008, accompanies this proxy statement.

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by Fremont. In addition to the use of the mails, some directors and officers of Fremont may solicit proxies, without additional compensation, in person, by telephone, email, telegram, or otherwise. Arrangements may be made by Fremont with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and Fremont may reimburse them for reasonable expenses they incur in so doing.

Record Date and Voting Securities

As of the close of business on March 23, 2009 (the “Record Date”), there were outstanding 1,754,485 shares of Class A Common stock, no par value (the “Fremont Common Stock”), the only class of capital stock of Fremont outstanding. Each share is entitled to one vote for each matter presented for a vote. Holders of record of Fremont Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for Fremont’s Board of Directors and “FOR” ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the year ending December 31, 2009.

Right of Revocation

A shareholder of record may revoke a properly executed proxy at any time before its exercise by: delivering to the Corporate Secretary of Fremont a written revocation; timely delivery of another duly executed proxy bearing a later date; attending the Annual Meeting and delivering a written revocation to the Inspector of the Election; or attending the Annual Meeting and voting by ballot. Beneficial shareholders cannot revoke their voting instructions in person at the Annual Meeting because the actual shareholders of record will not likely be present. Beneficial shareholders wishing to change their votes after returning voting instructions to their brokers or banks should contact the brokers or banks directly prior to the day of the Annual Meeting.

Quorum

Under Fremont’s Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

There are no persons or entities known to Fremont or its management who own of record or beneficially, as of the Record Date, more than 5% of the outstanding shares of Fremont Common Stock other than:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Mitchell Partners, L.P.—California limited partnership; J.E. Mitchell & Co., L.P., (General Partner); and James E. Mitchell (General Partner of J.E. Mitchell & Co., L.P.), 3187-D Airway Avenue, Costa Mesa, California 92626	175,868	10.0%

(1)	According to Schedule 13G dated February 10, 2009, of Mitchell Partners, L.P., J.E. Mitchell & Co., L.P., and James E. Mitchell, claiming sole voting and dispositive power over the shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information concerning the number of shares of Fremont Common Stock beneficially owned, as of March 23, 2009, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

Name of Beneficial Owner (1)	Common Stock (2)	Options Currently Exercisable Or within 60 Days	Total Stock and Stock Based Holdings	Percent of Class
Donald E. Bradford (3)	12,692	2,980	15,672	*
Michael A. DeKuiper	9,434	1,904	11,338	*
Richard E. Dunning	54,379	15,573	69,952	3.8%
Jack G. Hendon	6,961	1,698	8,659	*
Monica C. Holmes	1,535	216	1,751	*
William L. Johnson	12,822	1,904	14,726	*
David L. Mangin	1,784	1,833	3,617	*
Kenneth J. Schuiteman	15,988	2,980	18,968	1.0%
Kent B Shantz	1,485	453	1,938	*
Jack A. Siebers	8,469	1,905	10,374	*
Donald VanSingel	6,882	2,485	9,367	*
Harold L. Wiberg	11,171	1,904	13,075	*
Donald C. Wilson	5,505	216	5,721	*
Officers, Directors and Nominees for Director as a Group (17 persons)	194,337	58,793	253,130	13.9%

*	Less than 1%
(1)	Each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those shares held indirectly by certain officers, directors and nominees for director as noted in the footnotes below.
(2)	Includes shares held by the Company’s 401(k) Plan Trust and allocated to their Plan accounts.
(3)	Of the 12,692 shares, 11,662 shares are held by the Darling Family Trust. Mr. Bradford is a trustee of the trust and has shared voting and investment powers over the trust shares, but disclaims beneficial ownership of the shares held by the trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, we believe that, during the year ended December 31, 2008, the Reporting Persons met all applicable Section 16(a) filing requirements.

MATTER NO. 1

ELECTION OF FREMONT DIRECTORS

General

Under Fremont’s Articles of Incorporation, the total number of directors may be determined by a vote of a majority of the Board of Directors then in office. The number of directors for 2009 has been set by the Board at eleven. Directors are expected to attend meetings of the Board, meetings of the committees on which they serve and attend the Fremont Annual Meeting of Shareholders. During 2008, the Board of Directors held 6 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 2 meetings, and the Governance Committee held 2 meetings. Each director attended the 2008 Annual Meeting of Shareholders and at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he or she was a member. There were 5 executive sessions of the Board of Directors excluding management. Fremont’s Board of Directors is divided into three classes with directors serving three-year terms. Approximately one-third of the directors will be elected at each annual meeting of shareholders.

Nominees and Continuing Directors

The Board of Directors fixed the number of directors in Class III at four and has nominated Donald E. Bradford, Richard E. Dunning, William L. Johnson and Donald C. Wilson for election as Class III directors for three-year terms to expire at the 2012 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. Directors Bradford, Dunning and Johnson have served as directors of Fremont since 2003. Director Wilson has served since October 17, 2006. The remaining continuing Class I and Class II directors have served as directors of Fremont since 2003, except for Ms. Holmes who was first elected as a director of Fremont on December 7, 2006. The Class I and Class II directors will continue to serve in accordance with the terms of their election as directors which terms expire in 2010 and 2011, respectively.

Pursuant to Fremont’s bylaws directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. The four persons receiving the highest number of votes cast for Class III directors at the Annual Meeting will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

It is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of Fremont and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the Fremont Board of Directors in the event any nominee or nominees become unavailable for election. The Fremont Board of Directors has no reason to believe that any of the nominees will not serve if elected.

The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, their position with Fremont, principal occupation, business experience and age. There are no family relationships between any of the listed persons, except that Mr. DeKuiper’s daughter is married to Kevin G. Kaastra, Fremont’s Vice President of Finance.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Nominees for election as Class III Directors — Term Expiring in 2012

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Donald E. Bradford Director and Secretary; Director of Fremont Insurance since 1982; retired in 1997 after approximately 40 years as owner and operator of the Bradford Agency, an independent insurance agency in Sparta, Michigan;	72	2003	None

Richard E. Dunning Director, President and Chief Executive Officer; President and Chief Executive Officer of Fremont Insurance since 1997;	62	2003	None

William L. Johnson Director and Vice-Chairman of the Board; Director of Fremont Insurance since 2003; formerly the Chairman, President and Chief Executive Officer of Semco Energy, Inc. from 1996 to 2002; is currently employed as President and CEO of Berean Group, LLC, a business consulting firm;	66	2003	None

Donald C. Wilson Director; employed as President and owner of Don Wilson Insurance Agency, Inc. and D. Beacom Insurance Agency since 1999;	53	2006	None

Continuing Class I Directors — Term Expires in 2010

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Michael A. DeKuiper Director; Director of Fremont Insurance since 1997; is employed as President of The White Agency, Inc. an independent insurance agency in Fremont, Grant and Twin Lake, Michigan and has been employed there since 1971.	61	2003	None

Monica C. Holmes Director; is employed as Associate Dean, College of Business, Central Michigan University, Mount Pleasant, Michigan, since August 2006, and has been a professor in the College of Business since 1995;	59	2006	None

Kenneth J. Schuiteman Director; Director of Fremont Insurance since 1985; was the owner of two automobile dealerships in Fremont, Michigan until he retired in 2002;	72	2003	None

Jack A. Siebers Director; Director of Fremont Insurance since 1999; has practiced business law for over 40 years and is employed as a principal in the law firm of Siebers Mohney PLC in Grand Rapids, Michigan;	67	2003	None

Continuing Class II Directors — Term Expires in 2011

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Jack G. Hendon Director; Director of Fremont Insurance since 2003; employed as a certified public accountant for over 21 years and is employed by H&S Companies, a holding company for Hendon & Slate, P.C., a certified public accounting firm, H&S Computers and H&S Financial in Fremont, Michigan;	53	2003	None

Donald VanSingel Chairman of the Board; Chairman of Fremont Insurance since 1997 and Director since 1978; served 20 years as a Representative in the Michigan House of Representatives, and was employed from 1993 until his retirement in 2007 as a lobbyist with Government Consultant Services in Lansing, Michigan;	65	2003	Choiceone Financial Services, Inc.

Harold L. Wiberg Director; Director of Fremont Insurance since 1999; is employed as President of Bonek Agency, Inc., an independent insurance agency in Suttons Bay, Michigan and has been employed there since 1974;	57	2003	None

Executive Officers Who Are Not Directors

Name Position with Fremont	Age	Principal Occupation During Past Five Years
Kurt M. Dettmer Vice President of Marketing of Fremont Insurance;	41	Vice President of Marketing of Fremont Insurance since 2005, Marketing Manager of Fremont Insurance — 2004; Mr. Dettmer began his career with Fremont Insurance in 1998 as a claims adjuster;

Marvin R. Deur Senior Vice President — Administration and Treasurer; Senior Vice President — Administration and Treasurer of Fremont Insurance;	57	Senior Vice President — Administration of Fremont Insurance since 2005 and Treasurer since 1995. Mr. Deur began his career with Fremont Insurance as an accountant in 1982;

Kevin G. Kaastra Vice President of Finance; Vice President of Finance of Fremont Insurance;	38	Vice President of Finance of Fremont Insurance since 2005; Mr. Kaastra, a certified public accountant, began his career with Fremont Insurance in 2003 as the Controller; Prior to joining Fremont, Mr. Kaastra was employed as a certified public accountant in public accounting for 10 years.

David L. Mangin Executive Vice President and Chief Information Officer Fremont	50	Executive Vice President and Chief Information Officer of Fremont Insurance since July 2008; Vice President of Information Technology from 2007 to July 2008; Mr. Mangin began his career with Fremont Insurance in 2005 as Director of Information Technology; Prior to joining Fremont Insurance Mr. Mangin held various positions in information technology.

Name Position with Fremont	Age	Principal Occupation During Past Five Years
Francis Massucci Vice President of Personal Lines and Product Management of Fremont Insurance;	50	Vice President of Personal Lines and Product Management of Fremont Insurance since 2007; Director of Pricing and Product Development from 2005 to 2006; Mr. Massucci began his career with Fremont Insurance in 2003 as Manager of Pricing and Product Development.

Kent B. Shantz Executive Vice President and Chief Operating Officer of Fremont;	50	Executive Vice President of Commercial Lines and Chief Operating Officer of Fremont Insurance since July 2008; Vice President of Commercial lines from April 2007 to July 2008; Prior to joining Fremont, Mr. Shantz held various executive positions in the insurance industry and since 2002 was an owner of an independent insurance agency.

CORPORATE GOVERNANCE

Director Independence

The Company has adopted the director independence standards of The NASDAQ Stock Market (“NASDAQ”). The Board has determined that Mr. Bradford, Mr. Hendon, Ms. Holmes, Mr. Johnson, Mr. Schuiteman, Mr. Siebers, Mr. VanSingel, Mr. Wiberg and Mr. Wilson are independent directors. Mr. Dunning is not independent as he is employed as President and Chief Executive Officer of the Company. Mr. DeKuiper is not deemed independent as he had certain transactions during 2006, 2007 and 2008 with the Company as disclosed below under the heading “Transactions with Executive Officers and Directors” aggregating in excess of $200,000 as disclosed in the Company’s proxy statement.

The Company has adopted corporate governance guidelines which include adherence to the Company’s Conflict of Interest and Business Ethics Policy. Any services to be rendered by a director or a director’s firm for the Company which may create a conflict of interest must receive pre-approval from the Governance Committee and the full Board prior to commencement of such services. In addition, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Audit Committee is responsible for the annual review and recommendation of the Conflicts of Interest and Business Ethics Policy for approval by the Board. In addition, the Committee is responsible for reviewing annually the management’s program to monitor compliance therewith and compliance with relevant laws and regulations.

Committees of the Board

The Board of Directors has various standing committees including an Audit Committee, Compensation Committee, and Governance Committee. Each committee has a written charter.

The Audit Committee is comprised of Directors Hendon (Chairman), Bradford, Holmes and Johnson, each of whom is independent in the judgment of the Board of Directors. The Committee is responsible for the appointment, compensation, oversight and termination of Fremont’s independent auditors. The Committee is required to pre-approve audit and non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Fremont’s financial statements and Fremont’s compliance with applicable legal and regulatory requirements. The Committee also is responsible for, among other things, reporting to Fremont’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Fremont’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors’ independence from Fremont and Fremont’s management, including approving legally permitted, non-audit services provided by Fremont’s auditors and the potential impact of the services on the auditors’ independence. The Committee meets periodically with Fremont’s independent auditors outside of the presence of Fremont’s management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Committee reviews and discusses with management earnings releases, including the use of pro forma information and financial information provided to analysts and rating agencies. The Committee discusses with management and the independent auditors the effect of accounting initiatives. The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

The Governance Committee is comprised of Directors Johnson (Chairman), Bradford, Holmes, Wilson and VanSingel, each of whom is independent in the judgment of the Board of Directors. The Governance Committee is responsible for identifying and recommending to the Board individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, recommending to the Board qualified individuals to fill such vacancy, recommending to the Board, on an annual basis, nominees for each Board Committee and to make independent recommendations to the Board of Directors as to the best practices for Board governance and evaluation of Board performance. The Committee has the responsibility to develop and recommend criteria for the selection of director nominees to the Board. The Committee has the power to apply standards for independence imposed by Fremont and all applicable federal laws in connection with such identification process.

The Compensation Committee is comprised of Directors Bradford (Chairman), Johnson, Schuiteman, Wilson and VanSingel, each of whom is independent in the judgment of the Board of Directors. The Compensation Committee is responsible for reviewing, establishing and making recommendations regarding the compensation and benefits of officers, employees, and with the administration of and the granting of stock awards to employees and directors under Fremont’s stock incentive plans.

Director Qualifications and Nominating Procedures

The Governance Committee is responsible for, among other matters:

•	Developing, updating and recommending criteria for the selection of nominees to the Board;

•

recruiting qualified independent directors, consisting of persons with backgrounds, skills, time and ability to exercise independent judgment and perform our Board’s function effectively, and who meet the needs of our Board; and

•	identifying the qualifications needed for directors serving on our Board committees and recommending to our Board the nomination of persons meeting such qualifications to the appropriate committees.

The Governance Committee considers a number of factors in selecting director candidates, including:

•	the personal and professional ethics, integrity and values of the candidate;

•	the depth and seasoning of the candidate’s experience in our industry and in their business or profession;

•	knowledge of our market service area, including familiarity with the business, economic and political environment in the State of Michigan;

•	the candidate’s demonstrated record of leadership and accomplishments in their business, profession or other board service;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	career experience in fields relevant to our business, including the depth and breadth of the candidates overall business experience;

•	whether the business or professional experience of the candidate fills a specific need of the Board;

•	whether the business, professional or industry expertise of the candidate will complement that of the existing Board;

•	the compatibility of the candidate with the existing Board;

•	the current occupation or employment, and number of other boards on which the candidate currently serves to understand the expected time constraints; and

•	such other attributes of the candidate and external factors as it deems appropriate.

The evaluation of candidates may involve several steps, but not necessarily in any particular order. A preliminary analysis involves securing a resume and other background data. If the committee decides to further consider a candidate, references may be required and interviews are conducted. The Governance Committee may make such additional inquiries of the candidate as the committee deems appropriate.

The Governance Committee will consider recommendations from various sources, including current or former directors, Company executives, search firms retained by the committee or nominees recommended by shareholders and, in considering such candidates, the Committee will apply the same criteria it applies in connection with Committee-recommended candidates.

Article VII of the Company’s Articles of Incorporation of Fremont permits nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting of Shareholders by shareholders entitled to vote for the election of directors must be preceded by notice in writing to the Secretary of Fremont, delivered to or mailed and received at the principal offices of Fremont not less than 120 days prior to the date of notice of the Annual Meeting of Shareholders. Such notice must contain the following information: (a) the name, age, business address, and residence address of each nominee; (b) the principal occupation or employment of each nominee; (c) the number of shares of capital stock of Fremont which are beneficially owned by the nominee; (d) a statement that the nominee is willing to be nominated; and (e) and such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Articles of Incorporation or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination or such votes may be disregarded.

Corporate Governance Documents

The Company has adopted a Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. A copy of the Company’s Code of Ethics for Senior Financial Officers and the charters of the Company’s Audit, Compensation and Governance Committees are available on the Company’s website under Investor Information at www.fmic.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412, by e-mail at: invrel@fmic.com or by calling Investor Relations at (231) 924-0300.

Communication with the Board

Shareholders and other interested parties who desire to communicate directly with the Company’s independent, non-management directors should submit communications in writing addressed to Audit Committee Chairman, Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412. Shareholders,

employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chairman, Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Mr. Michael A. DeKuiper, a director, is the President and principal of The White Agency, Inc. This agency is currently appointed as an agent with and writes insurance for Fremont Insurance. The White Agency is Fremont Insurance’s largest producer. The terms and conditions of the agency agreement between The White Agency and Fremont Insurance are similar in all material respects to agency agreements with the other agents of Fremont Insurance. Fremont Insurance pays The White Agency commissions on business produced. The agency is also able to earn profit sharing commissions based on the profit margins of the business produced. Total regular and profit sharing commissions earned by The White Agency were approximately $364,000 in 2008. The commission rates, including profit sharing commission opportunity, are the same as other agents of Fremont Insurance. The White Agency is an independent agent and also writes with regional and national insurers that may be competitors of Fremont Insurance.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Program Objectives and Philosophy

In General. The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executives,

•	provide our executives with a competitive compensation in a cost-effective manner,

•	reinforce key business objectives and operating philosophy, and

•	enhance shareholder value.

The Compensation Committee oversees the design and administration of our executive compensation program. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. The annual cash incentive compensation for 2008 has a discretionary award and awards based on both Company and individual performance. Awards were determined by the Compensation Committee. Our other benefits consist primarily of group life and health insurance benefits and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance on a comparative basis.

Compensation Process. In establishing appropriate compensation levels, the Compensation Committee analyzes comparative compensation data which includes region specific data for each executive officer position. The Compensation Committee relies on data obtained from two external sources specific to the insurance industry. The two sources are Comp Data and the National Association of Mutual Insurance Companies. Both sources include minimum, average and maximum salary levels by position. Additionally, the Compensation Committee studies the overall impact of payroll and fringe benefits on the Company by reviewing the Company’s historic payroll-to-premium ratios and the total cost of payroll and fringe benefits for the Company in the current year. Each Executive’s compensation records for the past three years are reviewed and management’s performance reviews and recommendations are considered in the decision on each executive’s level of compensation. The components of executive compensation are designed to encourage decisions and actions that have a positive impact on the overall performance of Fremont. For that reason, these components are focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives. The major components of the executive pay are summarized below.

Regulatory Considerations. The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Fremont’s executive officers. However, to the extent that compensation is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation. The Compensation Committee does not believe that the deduction limit imposed by OBRA will affect the Company given the compensation opportunities of Fremont’s executive officers under the existing executive compensation programs and that none of the named executive officers received annual compensation in excess of $1,000,000. The Compensation Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

Base Salaries.

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to Company performance risk. We review base salaries for our named executive officers annually in the month of November and increases are based on the contribution of each individual executive as well as Company performance. The salary of our President and Chief Executive Officer is set by our Compensation Committee based on the overall performance of the Company and a range of factors relating to the Company’s financial and operational results. The performance of the Company relative to other companies in the financial services industry was also taken into account. After setting the salary of the CEO, the Compensation Committee determines the compensation of other named executives by reference to the compensation of the CEO and competitive pay practices in the industry. The Compensation Committee also seeks input from the President and CEO in setting the base salaries of the other named officers. The Compensation Committee evaluates the performance of the executive in relation to opportunities presented, challenges addressed and the results achieved. This process is partially subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Company’s net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.

Annual Cash Incentives

Discretionary Bonus. The Compensation Committee approved a discretionary bonus for 2008 for the CEO. This bonus is not tied to a predetermined financial goal, but is meant to recognize individual performance. For 2008, the total amount of the discretionary bonus approved by the Compensation Committee and awarded to the CEO was $12,000. This amount was based upon contribution to Company objectives, leadership and performance. The “Bonus” column of the Summary Compensation Table reflects the amount of the discretionary bonus awarded to the CEO.

Non-Equity Incentive Plan. We provide the opportunity for our named executive officers, other executives and employees to earn an annual cash incentive based upon the achievement of certain corporate objectives and individual performance objectives. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives and employees to achieve our annual business goals. During the fourth quarter of each year, the Compensation Committee reviews our objectives and establishes the goals for the following year. The first component of the annual cash incentive awards for 2008 was based on the operating growth in statutory surplus of our subsidiary, Fremont Insurance Company. Depending on the amount of growth in statutory surplus, the range of annual cash incentive opportunities, expressed as a percentage of base salary paid during the fiscal year, is from 0% to 22% for all of the named executive officers. For 2008, the threshold award was 2% of base salary from an increase in surplus of $750,000 and the maximum award of 22% was based on an increase in surplus of $5,500,000. There was no minimum or guaranteed bonus level. In 2008, the operating change in statutory surplus of Fremont Insurance Company fell by ($92,000 compared to 2007 resulting in no payout under this component of the non-equity incentive plan.

The second component of the annual cash incentive awards for 2008 was based on the achievement of individual performance goals for the executive officers excluding the CEO. Depending on the achievement of individual performance goals, the range of annual cash incentive opportunities, expressed as a percentage of base salary paid during the fiscal year, is from 0% to 22% for all of the named executive officers and other executive offices. There was no minimum guaranteed bonus level. The amounts awarded each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentives

In General. We believe that equity ownership in the Company is important to provide incentives to our executives to build shareholder value. We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. The Compensation Committee reviews long-term equity incentives for our named executive officers and other executives annually in November or December. For 2008, our long-term equity incentive program consisted of grants of stock options.

The Company has two stock-based incentive plans. The initial plan was the Stock-Based Compensation Plan dated November 18, 2003 (the “2003 Plan”). Under the 2003 Plan, awards for 86,210 shares of Fremont Common Stock were reserved and as of this date all awards available under the 2003 Plan have been granted. If awards previously granted under the 2003 Plan should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of common stock subject to those awards would be available for the grant of additional awards under the 2003 Plan. On May 11, 2006, our Shareholders approved the Stock Incentive Plan of 2006 (the “2006 Plan”), which provides stock incentives to Fremont’s key employees and non-employee directors. Pursuant to the 2006 Plan, 150,000 shares of Fremont Common Stock were reserved for future issuance by Fremont, in the form of newly-issued shares in satisfaction of awards under the 2006 Plan. If awards should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of common stock subject to those awards would be available for the grant of additional awards. The following summary describes the major features of the 2003 Plan and the 2006 Plan (collectively the “Plan”), which have essentially similar terms and conditions as described below, except for the number of awards authorized.

Purpose of the Plan. We believe Fremont requires a performance-oriented culture, and Fremont will create greater shareholder value if stock ownership levels are provided. The Plan permits Fremont, under the supervision of the Compensation Committee, to make stock option and restricted stock awards to employees of the Company and its subsidiary and non-employee directors. However, no restricted stock awards have been granted under the Plan. The purpose of this equity incentive plan is to attract and retain superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee director compensation with Fremont’s performance, and maintain high levels of employee and non-employee director stock ownership. The Plan is an essential component of the total compensation package offered to key employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Awards. Subject to certain limits set forth in the Plan, the Compensation Committee has the discretionary authority to determine the size of an award. However, the stock purchase price for any options granted under the Plan will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted and no participant shall be granted, during any calendar year, awards with respect to more 15,000 shares. Fremont does not receive any payment for granting stock options. Awards under the Plan may be in the form of nonqualified stock options, restricted stock or other stock-based form, in the discretion of the Compensation Committee. The Compensation Committee, at the time of award, has discretion to determine the vesting of awards and performance-based criteria, if any.

Adjustments. In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of Fremont Common Stock, or similar event affecting Fremont Common Stock, the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, and the exercise price of outstanding stock options are required to be adjusted to prevent dilution or enlargement of benefits.

Exercise of Stock Options. The exercise price of stock options granted under the Plan may not be less than the fair market value of Fremont Common Stock on the date of grant and the option term may not be longer than 10 years and one month. The Compensation Committee determines at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash by the participant. Fremont will require, prior to issuing Fremont Common Stock under the Plan, that the participant who is an employee remit an amount in cash or Fremont Common Stock sufficient to satisfy any tax withholding requirements.

Vesting of Restricted Stock. Awards of restricted stock lose their restrictions (i.e. the restrictions lapse) at the conclusion of a specified period of continuous employment or service with Fremont, and/or its subsidiary, and/or achievement of performance goals.

Transferability. Stock options granted under the Plan are transferable only as provided by the rules of the Compensation Committee, by the participant’s last will and testament, and by the applicable laws of descent and distribution. Restricted stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change in Control. Stock options and restricted stock awarded under the Plan will become exercisable and fully vested upon the occurrence of a “change in control,” as defined in the Plan. In addition, upon a change in control, the Plan requires the Compensation Committee authority to take certain actions with respect to unexercised options in connection with preservation of the rights intended by the Plan.

Termination, Death, and Retirement. Subject to certain exceptions, the ability to exercise vested stock options will expire thirty days after the termination of a participant’s employment with Fremont or a subsidiary or service as a non-employee director of Fremont and all unvested option grants are forfeited as of termination. In the case of involuntary termination or retirement, the ability to exercise vested stock options will expire three months after termination or retirement of a participant’s employment or service (one year, in the case of death or disability). In the event of termination, if the Compensation Committee determines that the participant has engaged in any activity detrimental to the interests of the Company, the Compensation Committee may terminate the unexercised portion of an option. The Compensation Committee may accelerate or waive any service requirement upon the death or disability of an option holder. Restricted stock awards are generally subject to the same provisions with respect to the acceleration of vesting and performance goals as described above.

Administration of the Plan. The Plan is administered by the Compensation Committee. The Compensation Committee selects the Fremont employees and non-employee directors who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the grants. The Compensation Committee may interpret the Plan and establish, amend, and rescind any rules relating to the Plan.

Amendments. Subject to approval of the Board of Directors where required, the Compensation Committee may terminate, amend, or suspend the Plan, but no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Section entitled “Adjustments”) without the approval of the shareholders to materially increase the number of shares that may be issued under the Plan; permit granting of stock options at less than fair market value; permit the repricing of outstanding stock options; permit the reload of exercised stock options; or amend the maximum shares set forth that may be granted as stock options to any employee.

Tax Consequences. There are no tax consequences to the participant or to Fremont by reason of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares’ fair market value on the exercise date over the exercise price. Subject to the provisions of Code Section 162(m) with respect to grants to employees and satisfaction of tax reporting requirements, Fremont will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by a participant. Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option. Such gain or loss will be long-term or short-term, depending on whether the participant held the shares for more or less than one year.

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Compensation attributable to options when combined with all other types of compensation received by a covered employee from Fremont, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of “outside directors” and either: (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as specified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by shareholders.

Restricted stock awards are taxed under Code Section 83. Generally, no tax is due when the award is initially made, but an award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates on post-exercise appreciation when the shares are sold. Fremont is required to withhold applicable taxes when an award to a participant who is an employee of Fremont becomes vested. Fremont will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Other Information. Fremont anticipates that the shares subject to the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where required. The cost of such registration will be borne by Fremont. The dollar value of option awards as recognized for financial statement purposes in 2008 and computed in accordance with FAS 123R for the named executive officers is listed in the Summary Compensation Table column entitled “Option Awards”.

Timing & Pricing of Stock Option Grants. We do not time stock option grants to executives in coordination with the release of material non-public information.

Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. Under our 401(k) plan, we make matching contributions up to 75% of an employee’s voluntary contribution. In 2008, matching contributions were capped at 4.5% of each participant’s eligible compensation. The Compensation Committee can also establish an annual discretionary contribution to the 401(k) plan. In 2008, there were no discretionary contributions to the 401(k) plan. All employees who work at least 1000 hours per year, after their first six months of service, become eligible for participation in the 401(k) plan. The named executives participate on the same basis as all other employees. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For 2008, none of the named executives or any of the directors received perquisites in an amount valued at $10,000 or more.

Change in Control and Severance Benefits

We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in employment agreements or severance agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in “Employment Agreements with Mr. Dunning” and “Severance Agreements with Mssrs. Mangin and Shantz.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies. We believe our arrangements are reasonable in light of the fact that cash severance is limited three years for Mr. Dunning and two years for the other named executives. There are no “single trigger” benefits upon a change in control other than the accelerated vesting of awards pursuant to the Company’s equity incentive plans discussed above.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

2008 SUMMARY COMPENSATION

The following table sets forth summary compensation information earned during the years ended December 31, 2008 and 2007 for our chief executive officer and each of our other two most highly compensated executive officers whose compensation exceeded $100,000 for the last fiscal year. We refer to these persons as our named executive officers elsewhere in this prospectus. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Richard E. Dunning President, Chief Executive Officer and Director	2008	$200,077	$12,000	$21,672	$—	$8,786	$242,535
	2007	$175,000	$12,000	$16,799	$21,000	$8,742	$233,541

David L. Mangin Executive Vice President of Information Technology, Chief Information Officer	2008	$118,246	$—	$6,080	$16,497	$6,158	$146,981
	2007	$105,773	$1,250	$4,128	$18,622	$5,705	$135,478

Kent B. Shantz (6) Executive Vice President of Commercial Lines, Chief Operating Officer	2008	$142,231	$—	$4,514	$25,160	$7,181	$179,086
	2007	$85,000	$750	$1,709	$17,350	$—	$104,809

(1)	Includes amounts deferred under the 401(k) Plan.
(2)	Discretionary annual cash bonus awards.
(3)	Amounts shown in this column are based on the accounting expense recognized under FAS 123(R) by the Company in 2008 and 2007 related to stock option awards made in 2008 and in prior periods. The assumptions and methodology used to calculate the accounting expense recognized in 2008 and 2007 for these stock option awards are disclosed in Note 17 to the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K.
(4)	Annual cash awards based on the satisfaction of Company and individual performance goals under the non-equity incentive plan were as follows:

Name	Year	Company Performance Goals	Individual Performance Goals	Total Non-Equity Incentive Plan Compensation
Richard E. Dunning President, Chief Executive Officer and Director	2008	$—	$—	$—
	2007	$21,000	$—	$21,000

David L. Mangin Executive Vice President of Information Technology, Chief Information Officer	2008	$—	$16,497	$16,497
	2007	$12,693	$5,929	$18,622

Kent B. Shantz	2008	$—	$25,160	$25,160
Executive Vice President of Commercial Lines, Chief Operating Officer	2007	$10,200	$7,150	$17,350

(5)	All other compensation includes all amounts contributed by the Company as discretionary or matching contributions for the benefit of the executive under the 401(k) Plan and perquisites. The value of perquisites did not equal or exceed $10,000 for any of the named executives.
(6)	Mr. Shantz began his employment with the Company in April 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Richard E. Dunning	13,184	3,296	(1)	$4.85	10/15/14
	247	165	(3)	$10.72	12/29/15
	1,524	2,287	(4)	$24.16	12/29/16
	618	2,472	(5)	$18.69	12/28/17
	—	3,000	(7)	$15.55	12/31/18

David L. Mangin	927	618	(2)	$4.85	5/16/15
	247	165	(3)	$10.72	12/29/15
	412	618	(4)	$24.16	12/29/16
	247	989	(5)	$18.69	12/28/17
	—	1,500	(7)	$15.55	12/31/18

Kent B. Shantz	206	824	(6)	$27.38	4/30/17
	247	989	(5)	$18.69	12/28/17
	—	1,500	(7)	$15.55	12/31/18

(1)	This option grant vests over 5 years at 20% per year, commencing on October 15, 2004.
(2)	This option grant vests over 5 years at 20% per year, commencing on May 16, 2005.
(3)	This option grant vests over 5 years at 20% per year, commencing on December 29, 2005.
(4)	This option grant vests over 5 years at 20% per year, commencing on December 29, 2006.
(5)	This option grant vests over 5 years at 20% per year, commencing on December 28, 2007.
(6)	This option grant vests over 5 years at 20% per year, commencing on April 30, 2007.
(7)	This option grant vests over 5 years at 20% per year, commencing on December 31, 2008.

Employment Agreement with Mr. Dunning

On March 16, 2004, the Compensation Committee approved employment agreements with Mr. Dunning. The agreement provides for a period of employment continuing until the third anniversary of any change in control. Any party to an agreement may elect not to extend that agreement for an additional year by providing written notice at least 90 days prior to any annual anniversary date.

If Mr. Dunning were terminated, other than for cause, disability, retirement or death, or voluntarily terminates employment for “good reason” due to breach of his employment agreement, then he would be entitled to (i) a cash severance amount equal to 2.99 times his average annual compensation over his most recent three taxable years, payable in equal monthly installments over 36 months (or, at the option of Fremont, in a lump sum payment discounted using the applicable federal rate), and (ii) a continuation of benefits similar to those he is receiving at the time of such termination for the same term. If Mr. Dunning is terminated after a change in control and the amount of the change in control payments constitutes an excess payment under Section 280G of the Internal Revenue Code, Mr. Dunning will also receive an additional cash payment (“Gross-Up”) so that after payment of all applicable excise taxes including those assessed on the change in control payment and the federal, state and local income taxes on the Gross-Up payment, he is placed in the same after-tax position he would have been in if such payments of compensation and benefits had not constituted an excess parachute payment.

The following definitions apply to the Employment Agreement of Mr. Dunning:

“Average Annual Compensation” shall be deemed to mean the average level of compensation paid to the executive by the employer and any subsidiary of the employer during the most recent three calendar years preceding the Date of Termination, including Base Salary, bonuses under any employee benefit plans of the Employer, and contributions to 401(k), pension and other retirement plans.

“Cause” shall mean termination because of (i) willful and continued failure to perform substantially the executive’s duties with the employer or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the Board which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (ii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the employer. For purposes of this provision, no act or failure to act on the executive’s part shall be considered “willful” unless done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interest of the employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the employer shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the employer.

“Change in Control” of the employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor to such regulation, whether or not the Company is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of that Board unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Good Reason” shall mean termination by the executive based on any of the following, except that Mr. Deur may only terminate his employment for Good Reason following a Change in Control of the Company:

(i) Without the executive’s express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the executive to the position and office held of the employer or a material adverse change made by the employer in the executive’s functions, duties or responsibilities, including a diminution of the executive’s reporting relationship;

(ii) Without the executive’s express written consent, a material reduction by the employer in the executive’s base salary as the same may be increased from time to time or, except to the extent permitted by the agreement, a material reduction in the package of fringe benefits provided to the executive, taken as a whole;

(iii) Without the executive’s express written consent, the employer requires the executive to work in an office which is more than 30 miles from the location of the employer’s current principal executive office, except for required travel on business of the employer to an extent substantially consistent with the executive’s present business travel obligations;

(iv) Any purported termination of the executive’s employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of the agreement; or

(v) The failure by the employer, after a Change in Control of the employer, to obtain the assumption of and agreement to perform the agreement by any successor.

Severance Agreement with Mssrs. Mangin and Shantz

Fremont entered into Change of Control Severance Agreements with Mr. Mangin in October, 2006 and Mr Shantz in April, 2008 (the “Severance Agreement”). Under the terms of the Severance Agreement, the Company will owe the executive severance pay in the event that (1) a change of control of the Company occurs during the executive’s employment with the Company or within 4 months after the executive’s earlier termination and (2) within the period beginning on the date of a change of control and ending two years thereafter, one of the following events occurs (a) the executive’s employment with the Company is terminated by the Company for any reason other than cause, disability, retirement or death or (b) the employment is terminated by the executive for Good Reason.

The amount the Company owes the executive under the Severance Agreement will equal a lump sum payment due within 30 days following the date of termination equal to two (2) times his average annual compensation. The Company will also continue, for a period of two years following the termination of employment, the executive’s participation in all employee group insurance and other benefit programs in which the executive participated in immediately prior to termination.

Under the Severance Agreement, the definitions of “Average Annual Compensation” and “Cause” are substantially the same as under the Employment Agreements. In addition, the following definitions apply to the Severance Agreement:

“Change of Control” of the Company shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (aa) any acquisition directly from the Company, (bb) any acquisition by the Company, (cc) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (dd) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company

Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v) The sale of substantially all of the assets and business of the Fremont Insurance Company, a subsidiary the Company.

“Good Reason” shall mean termination by the executive following a “Change of Control” of the Company based on:

(i) Without the executive’s express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of held of the Company or a material adverse change made by the Company in the executive’s functions, duties or responsibilities in such capacity;

(ii) Without the executive’s express written consent, a material reduction by the Company in the executive’s base salary, bonus, incentive compensation or a material reduction in the package of fringe benefits provided to the executive, taken as a whole;

(iii) Without the executive’s express written consent, the Company requires the executive to work in an office which is more than 60 miles from the location of the Company’s current principal executive office, except for required travel on business of the Company to an extent substantially consistent with the executive’s present business travel obligations;

(iv) Any purported termination of the executive’s employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of the agreement; or

(v) The failure by the Company, after a Change of Control of the Company, to obtain the assumption of and agreement to perform the agreement by any successor.

We are not obligated to make any cash payments to these executives under these agreements if their employment is terminated by us for Cause or by the executive not for Good Reason. No severance or benefits are provided under their agreements for any of the executive officers in the event of retirement, death or disability.

The Employment Agreement and Severance Agreement between the Company and the named executives, prohibit the executives, during the executive’s employment and for a period of two (2) years following a termination that entitles the executive to a severance payment, from directly or indirectly performing services for, having ownership in or participating in the management of any business engaged in the property and casualty insurance business. After termination, this non-competition covenant is limited geographically to the State of Michigan. However, Mr. Shantz’s Severance Agreement provides him the option of waiving all severance benefits after termination but before payment thereof,and in the case of such waiver his non-competition obligations cease at termination. The agreements also prohibit the named executives, during their employment with the Company and for a period of three (3) years following any termination, from recruiting, hiring or assisting others in recruiting or hiring of any employee or consultant of the Company.

DIRECTOR COMPENSATION

Summary of Director Compensation

Non-employee directors of Fremont receive an annual retainer of $5,000 as a director, except for the Board Chairman who receives an annual retainer of $7,000. Non-employee directors also receive an additional annual retainer of $600 for each committee on which they serve, except for the committee Chair who receives a $1,000 annual retainer. Directors also receive a meeting fee of $300 for each board or committee meeting attended while the Board Chairman and the committee chair receive a meeting fee of $400. Under our stock based incentive plans, directors are eligible to receive stock option grants at the discretion of the Compensation Committee. The grants are made on similar terms as grants to employees. However, all stock options granted to directors become fully vested upon retirement after age 70 and 10 years of service. The directors also receive the benefit of a group accidental death plan providing $100,000 of coverage. Our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Executive officers of Fremont who are directors or members of committees of the Fremont Board of Directors or its subsidiaries receive no compensation for their service, but may be reimbursed for actual expenses incurred in connection with their duties.

In December 2007, the Board of Directors approved a plan, effective January 1, 2008, whereby directors may elect to receive a portion of their director’s fees in shares of the Company’s stock in lieu of cash compensation. Shares are issued under the Company’s Stock Incentive Plans (“Plan”). The number of shares issued is based on the Fair Market Value of a Share on the issuance date, as these terms are defined in the Plan. Shares are issued after the director’s fees are earned, but may only be issued on the second trading day following a date on which the Company issues a press release announcing quarterly financial results. The Shares are fully vested at issuance.

The following table summarizes compensation that our directors earned during 2008 for services as members of our Board.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Donald E. Bradford	$12,050	$—	$—	$12,050
Michael A. DeKuiper	$9,500	$—	$2,024	$11,524
Jack G. Hendon	$5,525	$5,525	$2,024	$13,074
Monica C. Holmes	$—	$9,700	$1,300	$11,000
William L. Johnson	$5,950	$5,950	$2,024	$13,924
Kenneth J. Schuiteman	$9,300	$—	$—	$9,300
Jack A. Siebers	$—	$9,650	$2,991	$12,641
Donald VanSingel	$—	$12,200	$4,111	$16,311
Harold L. Wiberg	$10,750	$—	$2,024	$12,774
Donald C. Wilson	$4,650	$4,650	$1,300	$10,600

(1)

The amounts shown in this column represent the Fair Market Value, as defined in the Plan, of common stock awards that the director elected to receive in lieu of cash compensation for a portion of the director’s fees earned in 2008. The 2008 awards were issued on February 25, 2009 and the Fair Market Value was

$13.53 per share. The shares are fully vested at issuance. The number of shares granted to directors in lieu of director fees earned in 2008 appears in the table below.

2008 DIRECTOR STOCK AWARDS TABLE

Name	Number of Shares Issued
Donald E. Bradford	—
Michael A. Dekuiper	—
Jack G. Hendon	408
Monica C. Holmes	717
William L. Johnson	439
Kenneth J. Schuiteman	—
Jack A. Siebers	713
Donald VanSingel	902
Harold L. Wiberg	—
Donald C. Wilson	343

(2)	Amounts shown in this column are based on the accounting expense recognized under FAS 123(R) by the Company in 2008 related to stock option awards made in 2008 and in prior periods. The assumptions and methodology used to calculate the accounting expense recognized in 2008 for these stock option awards are disclosed in Note 17 to the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K. The aggregate number of option awards outstanding at year-end appears below in the “Outstanding Director Equity Awards at Year-End” table.

OUTSTANDING DIRECTOR EQUITY AWARDS AT YEAR-END TABLE

Name	Number of Options
Donald E. Bradford	2,980
Michael A. Dekuiper	2,980
Jack G. Hendon	2,774
Monica C. Holmes	920
William L. Johnson	2,980
Kenneth J. Schuiteman	2,980
Jack A. Siebers	2,980
Donald VanSingel	2,980
Harold L. Wiberg	2,980
Donald C. Wilson	920

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Fremont is a separately-designated standing committee of the Board of Directors and is comprised of four independent Directors, Messrs. Hendon, Bradford and Johnson and Ms. Holmes. The Board has determined their independence based on Exchange Act Rule 10a-3 and the NASDAQ definition of independence. The Audit Committee operates under a written charter adopted by the Board of Directors on September 21, 2004. The Board of Directors has determined that Mr. Jack G. Hendon is the “audit committee financial expert” of the Audit Committee.

The Audit Committee has reviewed the audited financial statements of Fremont for the fiscal year ended December 31, 2008, and discussed them with management and Fremont’s independent accountants, BDO Seidman, LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61 as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the independent accountants the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting oversight Board Rule 3526 regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has discussed with the independent accountant the independent accountants’ independence from Fremont and management. Furthermore, the Audit Committee has considered whether the fees paid by Fremont to BDO Seidman, LLP and described below are compatible with maintaining BDO Seidman, LLP’s independence from Fremont. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that Fremont’s audited financial statements for the fiscal year ended December 31, 2008, be included in Fremont’s Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

/s/ Jack G. Hendon, Chairman

/s/ Donald E. Bradford

/s/ Monica C. Holmes

/s/ William L. Johnson

INDEPENDENT PUBLIC ACCOUNTANTS

Effective May 26, 2005, the Company’s Audit Committee appointed BDO Seidman, LLP to act as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2005. BDO Seidman, LLP has audited Fremont’s financial statements for each fiscal year since the year ended December 31, 2005, and the report on such financial statements appears in the Annual Report to Shareholders.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Audit Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Fremont and its subsidiary by BDO Seidman, LLP for the fiscal years ended December 31, 2008 and December 31, 2007.

	December 31, 2008	December 31, 2007
Audit Fees	$181,000	$174,000
Audit Related Fees	$—	$4,000
Tax Fees	$16,500	$14,850
All Other Fees	$—	$—

Audit fees included the audit of Fremont’s annual financial statements, reviews of Fremont’s quarterly financial statements, statutory and regulatory audits, consents and other services related to SEC matters. Audit related fees include accounting consultations related to the implementation of new accounting standards. Tax fees included tax compliance services rendered in connection with federal, state and local income tax returns and transaction planning advice. The Audit Committee may, from time to time, grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor. A list of the SEC’s prohibited non-audit services is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The pre-approval fee levels for all services to be provided by the independent auditors will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors in accordance with the pre-approval policies and procedures adopted by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. All services performed by BDO Seidman, LLP in 2008 and 2007 were pre-approved in accordance with the pre-approval policy.

MATTER NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of BDO Seidman, LLP to act as the independent registered public accountants to audit the Company’s 2009 consolidated financial statements. We are asking our shareholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for 2009. The affirmative vote of the holders of a majority of the shares of the Company’s common stock voting in person or by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote.

If the shareholders fail to ratify the appointment of BDO, the Audit Committee would reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S 2009 CONSOLIDATED FINANCIAL STATEMENTS.

FINANCIAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, for the year ending December 31, 2008 is being mailed along with this proxy statement to all persons solicited. The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the Year Ending December 31, 2008 included with this Notice, are also available on the Internet at: http://www.cfpproxy.com/5722

The Company will provide without charge to each person solicited and all beneficial shareholders upon written request by any such person, a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act for the Company’s most recent fiscal year. The request should be directed to Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal that a shareholder intends to be included in our proxy materials for our 2010 Annual Meeting of Shareholders must be in writing and received by the President, Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412 not later than December 3, 2009 and must otherwise comply with all of the rules of the Securities and Exchange Commission in order to be eligible for inclusion in our proxy materials for our 2010 Annual Meeting of Shareholders.

By Order of the Board of Directors,

April 2, 2009	Corporate Secretary

☒ PLEASE MARK VOTES	PROXY
AS IN THIS EXAMPLE

FREMONT MICHIGAN INSURACORP, INC.

Proxy for 2009 Annual Meeting of Shareholders to be held May 14, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREMONT

MICHIGAN INSURACORP, INC.

The undersigned shareholder(s) of FREMONT MICHIGAN INSURACORP, INC., a Michigan corporation, Fremont, Michigan, do(es) hereby appoint Richard E. Dunning and Donald E. Bradford, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of Fremont standing in my (our) name(s) on its books on March 23, 2009, at the Annual Meeting of its shareholders to be held at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412 on Thursday, May 14, 2009, at 10:00 a.m., or any adjournment(s) thereof, for the purpose of acting upon the proposals referred to on this proxy, and of acting in their discretion upon such other matters as may properly come before the meeting.

1. Election of four Class III Directors for Terms Expiring in 2012:

Class III Nominees: (01) Donald E. Bradford, (02) Richard E. Dunning, (03) William L. Johnson, and (04) Donald C. Wilson

☐ For	☐ Withheld	☐ For All Except

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm to audit the Company’s 2009 consolidated financial statements.

☐ For	☐ Against	☐ Abstain

3. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING    ☐

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF MATTERS 1 AND 2.

Please be sure to sign and date this Proxy in the box below.

Date:

Shareholder sign above	Co-holder (if any) sign above

Fold, sign, date and mail in postage paid envelope provided.

FREMONT MICHIGAN INSURACORP, INC.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated April 2, 2009 and the Annual Report on Form 10-K.

This will ratify and confirm all that the attorney(s) may do or cause to be done by virtue hereof. The attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at the meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of shareholders of Fremont.

Please sign and return promptly in enclosed addressed envelope. Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held May 14, 2009:

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the Year Ending December 31, 2008 are also available on the Internet at: http://www.cfpproxy.com/5722